Exhibit 24(b)(8.81)

SIXTH AMENDMENT TO PARTICIPATION AGREEMENT

THIS AMENDMENT effective March 31, 2017, by and among Voya Retirement Insurance and Annuity Company (fka ING Life Insurance and Annuity Company) (“Voya”), Wells Fargo Funds Management, LLC (“Company”), acting as the administrator for the registered open-end management investment companies (each a Fund or collectively the Funds), whose shares are or may be distributed by Wells Fargo Funds Distributor, LLC (“Distributor”). Company and Distributor shall together be referred to as “Wells Fargo”.

WHEREAS, Voya, Strong Investor Services, Inc. and Strong Investments, Inc. signed a Fund Participation Agreement effective August 19, 2002, as amended by the First Amendment to Participation Agreement dated October 30, 2006, to reflect the assignment of the Fund Participation Agreement to Wells Fargo Funds Management, LLC and Wells Fargo Funds Distributor, LLC, as amended by the Second Amendment to Participation Agreement dated August 1, 2007, the Third Amendment to Participation Agreement dated April 1, 2008, the Fourth Amendment to Participation Agreement dated June 3, 2010, and the Fifth Amendment to Participation Agreement dated December 3, 2012, (collectively, the “Agreement”).

WHEREAS, Voya and Wells Fargo desire to amend the Agreement in accordance with the provisions of Section 11 thereof;

            NOW THEREFORE, in consideration of the above premises, Voya and Wells Fargo hereby agree to amend the Agreement as follows:

1.                   Schedule A is hereby replaced.

2.                   Schedules F1 and F2 are hereby added to the Agreement.

3.                   Schedule G is hereby added to the Agreement.

4.                   All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year first set forth above.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

      /s/Elizabeth Schroeder

Name, Title: Elizabeth Schroeder, Vice President

WELLS FARGO FUNDS MANAGEMENT, LLC

   /s/Erdem Cimen

Erdem Cimen, Senior Vice President & CFO

WELLS FARGO FUNDS DISTRIBUTOR, LLC

   /s/Wayne S. Badorf

Wayne S. Badorf, President

SCHEDULE A

FUNDS AVAILABLE

All Funds and classes thereof, for which WFFD acts as principal underwriter except for non-Government Money Market Funds.

SCHEDULE F1

DISTRIBUTION AND SHAREHOLDER SERVICES

Voya acknowledges that the Funds have adopted shareholder servicing arrangements for various classes of their Shares, as described in the then-current Prospectus.  Voya agrees to perform the following shareholder services, consistent with the arrangements adopted for particular classes of Shares.  By Voya’s acceptance of any payments for shareholder services, Voya represents that it is providing to Customers such services, and any other assistance as may from time to time be reasonably requested by Wells Fargo.  Such services include, but are not limited to:

Voya shall be responsible for performing certain shareholder services (“Shareholder Services”) with respect to Customers, which shall include without limitation:

-          Answering questions and handling correspondence from Customers about their accounts and the Funds;

-          Assisting Customers in designating and changing dividend options, account designations and addresses;

-          Maintaining participant account records that reflect allocations to the Funds;

-          Establishing and maintaining accounts and records relating to Customers;

-          Facilitating the tabulation of votes in the event of a meeting of shareholders;

-          Transmitting proxy statements and other proxy solicitation materials, annual and semi-annual reports, the Funds’ then current prospectuses and/or summary prospectuses (in each case, the "Prospectus") and other communications from the Funds to Customers as may be required by all applicable federal and state laws, rules, and regulations, including the rules of a self-regulatory organization (“Applicable Law”) and by agreement between the Voya and the Customers;

-          Receiving Customer purchase and redemption requests for shares that reflect allocations to the Funds; and

-          Providing such other related shareholder services upon which WFFD Distributor and Voya may mutually agree.

Voya shall perform some or all of the following sales support services (“Distribution Services”) related to the distribution of shares of the Funds to Plans or units of the Separate Accounts that may in turn invest in shares of the Funds, which shall include without limitation:

-          Preparing advertising, educational and marketing materials that lists the Funds;

-          Assisting Customers in completing application forms including allocations to the Funds;

-          Developing, preparing, printing and mailing of advertisements, sales literature and other promotional materials describing and/or relating to the Funds;

-          Holding seminars and sales meetings designed to promote the sale of Fund shares;

-          Providing a dedicated plan sponsor website;

-          Providing a dedicated Plan Participant website;

-          Providing participant bench-marking tools, calculators and newsletters;

-          Training sales personnel regarding a Fund; and

-          Any other activity that the Distributor determines is primarily intended to result in the sale of a Fund's shares.

Voya shall each provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this section with respect to Customers. Voya shall exercise reasonable care in performing all such services.

Wells Fargo Funds Share Class	Shareholder Servicing Fee*	12b-1 Fee*
A	XX bps	X bps
Admin	XX bps	X bps
Institutional	X bps	X bps
R	XX bps	XX bps
R4	XX bps	X bps
R6	X bps	X bps

* The rates recited are current as of the date of this Agreement. Changes to the rates will be reflected in the then current Prospectus. Wells Fargo will notify Voya 30 days in advance of the effectiveness of such changes..

The compensation shall be payable monthly, ordinarily within 15 days of month end, provided that WFFD and/or WFFM shall not be required to pay Voya in any month that the total consideration payable to Voya under this Agreement does not exceed $XX.

Wells Fargo Funds Management, LLC                     Wells Fargo Funds Distributor, LLC

      /s/Erdem Cimen                                                               /s/Wayne S. Badorf

Erdem Cimen, Senior Vice President & CFO                    Wayne S. Badorf, President

SCHEDULE F2

ADMINISTRATIVE SERVICES

Voya agrees to perform the following administrative services.  Payment for such services shall be made by WFFM or an affiliate in amounts outlined below, if any.  By Voya’s acceptance of any payments for administrative services, Voya represents that it is providing to Customers such services, and any other assistance as may from time to time be reasonably requested by Wells Fargo.  Such services include, but are not limited to:

Voya shall be responsible for performing certain recordkeeping and administrative services (collectively, “Administrative Services”) with respect to the Customers, which shall include without limitation:

-          Providing subaccounting services and maintaining accurate subaccounting records regarding shares beneficially owned by Customers;

-          Calculating daily valuation of Participant account value;

-          Providing a fund scorecard to help assess performance of the Funds;

-          Furnishing (either separately or on an integrated basis with other reports sent to a Customer by Voya) statements and confirmations of all purchases and redemption requests as may be required by agreement between the Voya Retirement or Voya Institutional and the Customers;

-          Providing tax reporting;

-          Providing and maintaining elective services for Customers such as check writing and wire transfer services;

-          Processing Customer purchase and redemption requests that affect allocations to the Funds and placing purchase and redemption instructions with the Funds' transfer agent, including any designee thereof, ("Transfer Agent") in the manner described in Section 4 hereof;

-          Processing dividend and distribution payments from the Fund on behalf of Customers;

-          Monitoring Customers for compliance with the applicable frequent trading policy;

-          Cooperating with the other parties to the Agreement to facilitate implementation of each other's anti-money laundering program;

-          Providing such other related recordkeeping and administrative services upon which the Funds and Voya Retirement or Voya Institutional may mutually agree.

Voya shall each provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this section with respect to Customers. Voya shall exercise reasonable care in performing all such services.

Wells Fargo Funds Share Class	Administrative Services Fee
A	XX bps
Admin	XX bps
Institutional	XX bps
R	XX bps
R4	X bps
R6	X bps
Government Money Market Funds	X bps

Voya agrees that WFFM shall be responsible for any amount in excess of the standard shareholder servicing fee and/or 12b-1 fee or in excess of the maximum amounts payable under FINRA Rule 2341 and that the Funds shall have no responsibility to pay such fees. The actual amount payable as calculated by WFFM ordinarily will be paid to Voya within 15 days of month end.

The Administrative Services Fee is for administrative services only and does not constitute payment for investment advisory or distribution services.

The compensation shall be payable monthly, provided that WFFM shall not be required to pay Voya  in any month that the total consideration payable to Voya under this Agreement does not exceed $XX.

Wells Fargo Funds Management, LLC

      /s/Nancy A. Wiser

Nancy A. Wiser, Executive Vice President

SCHEDULE G

REVENUE SHARE

Voya agrees to provide the funds on a list of mutual funds offered as investment options to its Customers. Payment for such support services shall be made by WFFM or an affiliate in amounts outlined below.

Voya agrees that WFFM shall be responsible for any amount in excess of the standard shareholder servicing fee and/or 12b-1 fee or in excess of the maximum amounts payable under FINRA Rule 2341 and that the Funds shall have no responsibility to pay such fees. The actual amount payable as calculated by WFFM ordinarily will be paid to Voya within 15 days of month end.

WFFM and Voya hereby agree that Voya shall be entitled to receive additional compensation equal to the following rates:

Wells Fargo Funds Share Class	Revenue Share
A – Equity	XX bps
A – Fixed Income	X bps
A - Low Volatility U.S. Equity Fund	X bps
Admin – Equity & Fixed Income	X bps
Institutional – Equity	X bps
Institutional – Fixed Income	X bps
Institutional – Capital Growth Fund	X bps
Institutional – Intrinsic Value Fund	X bps
Institutional – Large Cap Growth Fund	X bps
Institutional – Premier Large Company Growth Fund	X bps
R - Equity	X bps
R - Fixed Income	X bps
R – International Equity Fund	X bps
R4 - Equity & Fixed Income	X bps
R6 - Equity & Fixed Income	X bps
C&B Large Cap Value Fund	X bps
C&B Mid Cap Value Fund	X bps
Index Funds	X bps
All Other Share Classes - Low Volatility U.S. Equity Fund	X bps
Government Money Market Funds	X bps

The parties acknowledge that the additional compensation are for the support services described above  and are not for inclusion in any “preferred provider” or similar preferred marketing program.

Wells Fargo Funds Management, LLC

      /s/Erdem Cimen

Erdem Cimen, Senior Vice President & CFO